UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2010

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TechniScan Inc., a Delaware corporation (the “Company”) has entered into amendments (the “Note Amendments”), effective as of October 13, 2010, to extend the maturity date of all of its senior secured convertible promissory notes (the “Notes”) from October 14, 2010 to October 31, 2010. All other terms under the Notes remain in full force and effect.

The Company also amended the Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Amendment”) and the Registration Rights Agreement (“Registration Rights Amendment”), effective as of October 13, 2010. The Note and Warrant Purchase Amendment extended the date that the Company was required to be registered under Section 12(g) of the Exchange Act of 1934, as amended, from October 14, 2010 to October 31, 2010. The Registration Rights Amendment extended the date the date the Company was to have an effective registration statement on file with the SEC from October 14, 2010 to October 31, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Fourth Amendment to the Registration Rights Agreement dated as of October 13, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC on behalf of all the stockholders party thereto.

Exhibit 10.2 Fourth Amendment to the Note and Warrant Purchase Agreement dated as of October 13, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.

Exhibit 10.3 Form of Amendment to Senior Secured Convertible Promissory Note of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

October 19, 2010	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to the Registration Rights Agreement dated October 13, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC on behalf of all the stockholders party thereto.

10.2	Fourth Amendment to the Note and Warrant Purchase Agreement dated October 13, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.

10.3	Form of Amendment to Senior Secured Convertible Promissory Note of the Company.